Exhibit 3.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS OF
CACTUS, INC.

This First Amendment to the Amended and Restated Bylaws of Cactus, Inc., a Delaware corporation (the “Company”), is dated as of January 28, 2020 (this “First Amendment”). Capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Amended and Restated Bylaws.

Amendment

The Bylaws of the Company are hereby amended as follows:

1.	Article II is hereby amended to delete Section 2.11 in its entirety and replace it with the following:

Section 2.11 Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, the directors shall be elected by a plurality of votes cast by the holders of shares entitled to vote in the election. If, in an election where the number of director nominees does not exceed the number of directors to be elected (an “Uncontested Election”), the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” votes received by such incumbent director nominee, such incumbent director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Corporation shall consider such resignation and make a recommendation to the Board on whether to accept or reject such incumbent director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and the stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s). An incumbent director who shall be deemed to have tendered his or her resignation for consideration shall not participate in the Corporation’s Nominating and Governance Committee’s recommendation or the Board’s decision, or any deliberations related thereto. If a director’s resignation pursuant to this Section 2.11 is accepted by the Board, then the Board may fill the resulting vacancy pursuant to the provisions of Section 3.9 or may decrease the size of the Board pursuant to Section 3.2. The Board shall nominate for election or re-election as director only candidates who have tendered irrevocable conditional resignations (in substantially the form attached hereto as Annex A) that will be effective upon (i) the failure of such director to receive more “for” votes than “withhold” votes at the next annual meeting at which they face re-election in an Uncontested Election; and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by the other directors. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

2.	The Bylaws are amended to add as Annex A the Form of Irrevocable Conditional Resignation Letter attached hereto as Annex A.

3.	Except as amended by this First Amendment, the Bylaws remain the same and in full force and effect.

As approved by the Board of Directors of Cactus, Inc. effective as of January 28, 2020.

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[Annex A]

Form of Irrevocable Conditional Resignation Letter

Cactus, Inc.
920 Memorial City Way, Suite 300
Houston, Texas 77024

Reference is hereby made to Section 2.11 of the Amended and Restated Bylaws (as amended, the “Bylaws”) of Cactus, Inc., a Delaware corporation (the “Company”), which, among other things, sets forth the Company’s director resignation policy (the “Director Resignation Policy”). Section 2.11 of the Bylaws provide in relevant part as follows:

Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, the directors shall be elected by a plurality of votes cast by the holders of shares entitled to vote in the election. If, in an election where the number of director nominees does not exceed the number of directors to be elected (an “Uncontested Election”), the number of shares voted “for” an incumbent director nominee does not exceed the number of “withhold” votes received by such incumbent director nominee, such incumbent director shall be deemed to have tendered his or her resignation to the Board for consideration following the certification of the election results. The Nominating and Governance Committee of the Corporation shall consider such resignation and make a recommendation to the Board on whether to accept or reject such incumbent director’s resignation or whether other action should be taken. The Board shall then consider each such tendered resignation and act on each, taking into account its fiduciary duties to the Corporation and the stockholders. Within 90 days from the date of the certification of the election results, the Corporation shall publicly disclose the decision of the Board, and, if applicable, the Board’s reason for rejecting any such tendered resignation(s). An incumbent director who shall be deemed to have tendered his or her resignation for consideration shall not participate in the Corporation’s Nominating and Governance Committee’s recommendation or the Board’s decision, or any deliberations related thereto. If a director’s resignation pursuant to this Section 2.11 is accepted by the Board, then the Board may fill the resulting vacancy pursuant to the provisions of Section 3.9 or may decrease the size of the Board pursuant to Section 3.2. The Board shall nominate for election or re-election as director only candidates who have tendered irrevocable conditional resignations (in substantially the form attached hereto as Annex A) that will be effective upon (i) the failure of such director to receive more “for” votes than “withhold” votes at the next annual meeting at which they face re-election in an Uncontested Election; and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by the other directors. The election of directors by the stockholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

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In accordance with the Director Resignation Policy, I hereby resign from my position as a director of the Company, effective upon (i) my failure to receive more votes “for” my election than “withhold” votes at the next annual meeting at which I face re-election in an Uncontested Election; and (ii) Board acceptance of such resignation.

Very truly yours,

Name:

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